Exhibit 5(a)

[LETTERHEAD OF MCGUIREWOODS LLP]

February 24, 2012

Merrill Lynch & Co., Inc.

Bank of America Corporate Center

100 N. Tryon Street

Charlotte, North Carolina 28255

Re: Merrill Lynch & Co., Inc. Market-Maker Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Merrill Lynch & Co., Inc., a Delaware corporation (the “Corporation”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended. The Registration Statement includes a market-maker prospectus intended for use by the Corporation’s direct or indirect wholly-owned subsidiaries and other affiliates of the Corporation in connection with offers and sales related to secondary market transactions in debt securities, guarantees, subordinated debentures and junior subordinated debt securities previously duly authorized for issuance by the Board of Directors of the Corporation and issued and initially sold by the Corporation in valid registered offerings pursuant to one of the registration statements listed in note (1) to the Calculation of Registration Fee Table on the cover of the Registration Statement, and which remain outstanding as of the date hereof (collectively, the “Securities”).

As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Corporation, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant or necessary as the basis for the opinion set forth below. In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photocopies thereof and the authenticity of the originals of such copies. We have also relied upon statements of fact contained in documents that we have examined in connection with our special representation of the Corporation.

Based on the foregoing, we are of the opinion that the Securities were validly authorized and issued by the Corporation and are binding obligations of the Corporation, subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

With respect to any Securities denominated or payable in a currency other than U.S. dollars, we call your attention to the fact that, as of the date of this opinion, a judgment for money in an action based on securities or instruments denominated in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular security or instrument is denominated into U.S. dollars will depend upon various factors, including the court in which the judgment is entered. We express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars or the particular data or rate of exchange that would be used by such court in the entry of a judgment.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), as in effect on the date hereof, and we express no opinion as to the applicability of the laws of any other jurisdiction or as of any other date. This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities to be offered and sold by the Corporation’s subsidiaries and other affiliates in market-making transactions. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation, or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/S/ MCGUIREWOODS LLP